Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended March 31, 2017
Delivers profitable Q1 2017 as drybulk market sees moderate improvement
NEWPORT, RI - May 10, 2017 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended March 31, 2017.
1st Quarter Highlights

•
Net income attributable to Pangaea of $1.3 million for the quarter, even as the Company recorded a nonrecurring loss on the sale and simultaneous charterback(1) of the m/v Bulk Destiny ("Bulk Destiny").

•	Pangaea's TCE rates increased 12% and total shipping days increased 52% due to moderate growth in the drybulk market and an increase in drybulk market rates.

•	At the end of the quarter, Pangaea had $21.7 million in unrestricted cash and cash equivalents.

Results for the three months ended March 31, 2017
For the first quarter of 2017, the Company reported net income of $1.3 million, up from net income of $1.2 million in the first quarter of 2016. Net income includes a $4.3 million loss on sale and leaseback of vessel, of which 50% was allocated to noncontrolling interest to arrive at net income attributable to the Company. There was no such loss in the comparable period of 2016. The market achieved moderate improvement in the first quarter as compared to the same period of 2016, evidenced by the increase in total revenue to $84.5 million for the three months ended March 31, 2017, compared to $43.9 million for the three months ended March 31, 2016, as an increase in demand helped push total shipping days up 52% to 4,342 in the three months ended March 31, 2017, compared to 2,863 for the same period in 2016. However, increasing bunker prices and charter-hire rates, which began to rise late in the third quarter of 2016, continued to put pressure on margins in the first quarter of 2017. Adjusted EBITDA2 was $7.9 million, compared with $7.0 million for the first quarter of 2016.
Pangaea’s cargo-focused, business model is founded on a mix of short and long term backhaul cargo charters. Pangaea matches these charters with a fleet of owned and chartered-in tonnage. When the Company contracts for future cargo service, the Company uses freight forward agreements to limit exposure to intervening shifts in rates and secure margins. Use of these FFAs and bunker fuel swaps in the first quarter of 2017 resulted in a net unrealized gain on derivative instruments of $2.0 million as compared to a net unrealized loss of $0.3 million in the first quarter of 2016.
During the quarter Company acquired its joint venture partner's interest in Nordic Bulk Ventures Holding Company Ltd. (“BVH”)3 in January 2017. BVH owns Bulk Destiny and m/v Bulk Endurance through wholly-owned subsidiaries. BVH is wholly-owned by the Company after the acquisition.
Edward Coll, Chairman and Chief Executive Officer of Pangaea, commented, “Our strong first quarter results illustrate the upward momentum we’re beginning to see within our industry. When excluding the sale and charterback of Bulk Destiny, a non-recurring item that impacted our final results for the quarter, we reported stronger operating profit across our platform.

1 Accounted for as a capital lease under US Generally Accepted Accounting Principles.
2 Adjusted EBITDA is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel and, when applicable, loss on impairment of vessels and certain non-recurring items. See Reconciliation of Adjusted EBITDA and Adjusted Earnings Per Share.
3 Accounting adjustments related to the Company’s purchase of its joint venture partner’s interest in BVH, and for sale of Bulk Destiny to a third party and the simultaneous charterback of the vessel include:  conversion of $9.3 million of joint venture debt issued by the joint venture company to its shareholders into common shares of NBVH;  adjustment of the acquisition cost of Bulk Destiny, to fair market value at the time of sale of the vessel to the third party; recording of 50% of the fair market value accounting adjustment for the account of the joint venture partner;  and, reflecting BVH as a wholly owned subsidiary of Pangaea.

Our operating fleet grew by 20 ships during the quarter, and we moved from short trip charters-in to longer term employment. Total shipping days increased by 52% , and our average timecharter equivalent grew by $1,055 per day. These achievements were largely driven by the performance of our ice vessels and broader market improvements. Pangaea’s owned fleet, including two ships bareboat chartered-in, grew by five ships from Q1 2016 through Q1 2017.”
Mr. Coll commented about the Company’s strategy and operations, “We feel we are poised for continued strengthening of the underlying market for our business.  We see more opportunities to expand our involvement in key focus areas such as ice and contracted cargo, and believe this will help advance our ultimate goal of achieving strong performance which maximizes shareholder value."
Cash Flows
Cash and cash equivalents were $21.7 million as of March 31, 2017, compared with $22.3 million on December 31, 2016.
For the three months ended March 31, 2017, the Company’s net cash provided by operating activities was $2.4 million, compared to $4.1 million for the three months ended March 31, 2016.
For the three months ended March 31, 2017 and 2016, net cash used in investing activities was $17.7 million and $0.3 million, respectively. Net cash provided by financing activities was $14.7 million for the three months ended March 31, 2017 and net cash used for financing activities was $8.7 million for the three months ended March 31, 2016. These changes reflect the Company’s investment in and purchase of new ice-class ships, including the Bulk Destiny, which was financed under a sale and leaseback arrangement; and the m/v Bulk Endurance, which was financed under a commercial loan facility.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on May 10, 2017 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID# 19144375.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID# 19144375.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Income

	Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)
Revenues:
Voyage revenue	$77,688,449	$41,974,319
Charter revenue	6,766,672	1,963,200
	84,455,121	43,937,519
Expenses:
Voyage expense	41,271,919	18,500,882
Charter hire expense	23,201,155	8,503,174
Vessel operating expense	8,591,243	6,889,082
General and administrative	3,514,764	3,036,371
Depreciation and amortization	3,941,795	3,515,456
Loss on sale and leaseback of vessel	4,289,998	—
Total expenses	84,810,874	40,444,965

(Loss) income from operations	(355,753)	3,492,554

Other income (expense):
Interest expense, net	(1,630,988)	(1,369,613)
Interest expense on related party debt	(77,979)	(80,490)
Unrealized gain (loss) on derivative instruments, net	1,966,387	(335,959)
Other income (expense)	94,650	(102,318)
Total other income (expense), net	352,070	(1,888,380)

Net (loss) income	(3,683)	1,604,174
Loss (income) attributable to non-controlling interests	1,350,525	(407,070)
Net income attributable to Pangaea Logistics Solutions Ltd.	$1,346,842	$1,197,104

Earnings per common share:
Basic	$0.04	0.03
Diluted	$0.04	0.03

Weighted average shares used to compute earnings
per common share
Basic	35,280,806	35,130,211
Diluted	35,805,205	35,201,307

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$21,721,830	$22,322,949
Restricted cash	6,100,000	6,100,000
Accounts receivable (net of allowance of $4,495,314 at March 31, 2017 and $4,752,265 at December 31, 2016)	22,653,254	20,476,797
Bunker inventory	15,369,734	13,202,937
Advance hire, prepaid expenses and other current assets	8,202,317	6,441,583
Total current assets	74,047,135	68,544,266

Fixed assets, net	299,579,775	275,265,672
Investments in newbuildings in-process	—	18,383,964
Vessel under capital lease	23,788,463	—
Total assets	$397,415,373	$362,193,902

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$21,965,338	$23,231,179
Related party debt	6,771,327	15,972,147
Deferred revenue	7,336,836	6,422,982
Current portion long-term debt	24,659,322	19,627,846
Current portion of capital lease obligation	1,248,211	—
Dividend payable	12,624,825	12,624,825
Total current liabilities	74,605,859	77,878,979

Secured long-term debt, net	117,457,847	107,637,851
Obligations under capital lease	19,751,789	—

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding
Common stock, $0.0001 par value, 100,000,000 shares authorized; 37,261,739 shares issued and outstanding at March 31, 2017; 36,590,417 shares issued and outstanding at December 31, 2016	3,726	3,659
Additional paid-in capital	140,354,611	133,677,321
Accumulated deficit	(16,062,737)	(17,409,579)
Total Pangaea Logistics Solutions Ltd. equity	124,295,600	116,271,401
Non-controlling interests	61,304,278	60,405,671
Total stockholders' equity	185,599,878	176,677,072
Total liabilities and stockholders' equity	$397,415,373	$362,193,902

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)
Operating activities
Net (loss) income	$(3,683)	$1,604,174
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	3,941,795	3,515,456
Amortization of deferred financing costs	174,342	182,810
Amortization of prepaid rent	30,485	—
Unrealized (gain) loss on derivative instruments	(1,966,387)	335,959
(Gain) loss from equity method investee	(80,681)	30,380
Provision for doubtful accounts	147,745	703,354
Loss on sale and leaseback of vessel	4,289,998	—
Share-based compensation	446,978	136,496
Change in operating assets and liabilities:
Decrease in restricted cash	—	500,000
Accounts receivable	(2,324,202)	5,371,689
Bunker inventory	(2,166,797)	(321,343)
Advance hire, prepaid expenses and other current assets	(69,870)	(779,759)
Drydocking costs	(63,808)	(42,478)
Accounts payable, accrued expenses and other current liabilities	(838,732)	(6,342,724)
Deferred revenue	913,854	(759,937)
Net cash provided by operating activities	2,431,037	4,134,077

Investing activities
Purchase of vessels	(793,953)	(253,492)
Proceeds from sale and leaseback of vessel	21,000,000	—
Deposits on newbuildings in-process	(37,108,800)	—
Purchase of building and equipment	(7,245)	—
Purchase of non-controlling interest in consolidated subsidiary	(799,289)	—
Net cash used in investing activities	(17,709,287)	(253,492)

Financing activities
Payments of related party debt	—	(2,473,921)
Proceeds from long-term debt	19,500,000	—
Payments of financing and issuance costs	(763,381)	(34,425)
Payments of long-term debt	(4,059,488)	(6,126,454)
Accrued common stock dividends paid	—	(100,000)
Net cash provided by (used in) financing activities	14,677,131	(8,734,800)

Net decrease in cash and cash equivalents	(601,119)	(4,854,215)
Cash and cash equivalents at beginning of period	22,322,949	37,520,240
Cash and cash equivalents at end of period	$21,721,830	$32,666,025

Supplemental cash flow information
Cash paid for interest	$1,420,287	$1,191,405
Extinguishment of related party loan	$9,278,800	$—

Pangaea Logistics Solutions Ltd.
Reconciliation of Adjusted EBITDA and Adjusted Earnings Per Share

	Three Months Ended March 31,
	2017	2016
Adjusted EBITDA (in millions)
(Loss) income from operations	$(355,753)	$3,492,554
Depreciation and amortization	3,941,795	3,515,456
Loss on sale and leaseback of vessel	4,289,998	—
Adjusted EBITDA	$7,876,040	$7,008,010

Earnings Per Common Share - basic
Net income attributable to Pangaea Logistics Solutions Ltd.	$1,346,842	$1,197,104

Weighted average number of common shares outstanding - basic	35,280,806	35,130,211
Weighted average number of common shares outstanding - diluted	35,805,205	35,201,307

Earnings per common share - basic	$0.04	$0.03
Earnings per common share - diluted	$0.04	$0.03

Adjusted EPS
Net income attributable to Pangaea Logistics Solutions Ltd.	$1,346,842	$1,197,104
Non-GAAP Adjustments:
Add: loss on sale and leaseback of vessel	4,289,998	—
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$5,636,840	$1,197,104

Weighted average number of common shares - basic	35,280,806	35,130,211
Adjusted EPS	$0.16	$0.03

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including (1) non-GAAP adjusted EBITDA and (2) non-GAAP adjusted earnings per share (“EPS”). These are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels and certain non-recurring charges. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessel and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of adjusted EBITDA and adjusted EPS versus loss or income from operations, and EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA and adjusted EPS used here is not comparable to EBITDA and EPS. Management provides specific information in order to reconcile the GAAP or non-GAAP measure to adjusted EBITDA and adjusted EPS.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.